Exhibit 99.1

CORPORATE PARTICIPANTS

Paige Bombino

Sanmina-SCI Corp. - IR

Jure Sola

Sanmina-SCI Corp. - CEO

David White

Sanmina-SCI Corp. - EVP-Fin., CFO

CONFERENCE CALL PARTICIPANTS

Jim Suva

Citigroup - Analyst

Unidentified Participant

Analyst

Stephen Falk

Analyst

Yuri Krapavin

Lehman Brothers - Analyst

William Stein

Analyst

Andrew Huang

American Technology Research - Analyst

Kevin Kessel

Bear Stearns - Analyst

Matt Sheerin

Thomas Weisel Partners - Analyst

PRESENTATION

Operator

At this time I would like to welcome everyone to the Sanmina-SCI Q2 fiscal 2007 earnings update call. [OPERATOR INSTRUCTIONS] Thank you.

Ms. Bombino, you may begin your conference.

Paige Bombino  — Sanmina-SCI Corp. - IR

Thank you. Good morning, ladies and gentlemen. My name is Paige Bombino, Investor Relations at Sanmina-SCI. Here with me today is Jure Sola, Chief Executive Officer; and David White, Executive Vice President of Finance and Chief Financial Officer. I would like to thank you for your participation on this brief call on such short notice. Today we will provide clarification on our press release regarding the second quarter through prepared remarks and then turn the call over for questions.

Prior to discussing the state of our business and financial information, I would like to take a moment to review the following Safe Harbor statement. During this conference call, we may make projections or other forward-looking statements regarding the future events or future financial performance of the Company. We caution you that such statements are just projections. The Company’s actual results of operations may differ significantly as a result of various factors, including economic conditions in the electronics industry, changes in customer requirements, and sales volumes, competition and technological change. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. Specifically the Company’s most recent annual report on Form 10-K for the year ended September 30, 2006, filed on January 3, 2007. These documents contain and identify important factors that could cause actual results to differ materially from our projections or forward-looking statements. I will now turn the call over to Jure.

 Jure Sola  — Sanmina-SCI Corp. - CEO

Thank you, Paige. Good morning, ladies and gentlemen and thank you for all being here this morning. Again, my name is Jure Sola, I’m the CEO here at Sanmina-SCI. The purpose of this call is to talk to you about our preliminary results for the second quarter fiscal year 2007. Although we are still in the preliminary stages of closing our books for the quarter, we definitely know that our revenue did not meet our expectations and also previously provided guidance to you.

Our revenue for second quarter is going to come in approximately $2.6 billion versus previously-provided guidance of 2.65 to $2.75 billion. At this time we’re not able to give you our forecast, our non-GAAP EPS, or even a gross profit. As you know, revenue is a key to our profitability and as such, you can expect our gross margin and our non-GAAP EPS to be unfavorably impacted for the second quarter. We’ll provide you with the full financial results on our earnings call scheduled for April 24, 2007.

I would, however, like to offer some insights into our revenue shortfall. Sanmina-SCI second quarter is traditionally a seasonally soft quarter. However, we did experience greater-than-expected weakness in the last two to three weeks of the quarter, which caused the Company to miss the low end of the guidance by approximately $50 million. The majority of the softness can be attributed to our communication and high end commuting markets. Communication market was down approximately 14% quarter over quarter and high end computing end market was down approximately 8% over prior quarter. The softness attributed to end market demand and excess inventory in the channel. The rest of our end market performed as expected or even better for the quarter. Medical actually was up 13%. Industrial and semiconductor defense and aerospace and automotive markets were basically flat quarter over quarter. Multimedia was down approximately 4% and personal and business computing delivered better than expected results, down only approximately 5%.

Now let’s talk about component businesses. Revenue for the component business was down approximately 15% quarter over quarter. The biggest decrease was in high end premier circuit boards and the backplanes. I will provide more information to you the next couple weeks as we release our full numbers.

Now I would like to address our inventory. I am pleased with our progress reducing inventory levels. We expect our inventory dollars to have been reduced by at least $90 million, better than our expectations. We also improved our cash balance during the quarter and we anticipate our cash position to improve by at least $100 million quarter over quarter. We’ll continue to take cost out of our business and during the quarter, we are reducing approximately 700,000 square feet of manufacturing space, mainly from our European component businesses. These operations have been losing money and been costing us approximately 6 to $10 million per quarter. We expect these closures to be completed by June time frame.

We continue to remain focused on our long-term strategy by concentrating on our high end markets that offer greatest opportunities, where we are best aligned to compete. In these markets, we can add the greatest value to our customers. Again, our key markets are communication, high end computing, industrial and semiconductor, medical, defense and aerospace, multimedia, and automotive. Again, based on our feedback we are receiving from our customers, we believe this weakness is short-term and we expect to see improvements in our third quarter and hopefully even more progress in the second half of calendar year.

We continue to remain focused on diversifying our end markets, working on improving our profitability across all of our industries and the businesses, and improving our balance sheet. As always, there’s a lot of work still left to be done, but we believe we are taking the necessary steps for the future growth and profitability. I would like to turn this call over for questions, and thank you all. Operator, we are ready for questions.

QUESTION AND ANSWER

Operator

Yes, sir. [OPERATOR INSTRUCTIONS] Your first question comes from the line of Jim Suva.

Jim Suva  — Citigroup - Analyst

Great. Thank you.

Jure Sola  — Sanmina-SCI Corp. - CEO

Good morning, Jim.

Jim Suva  — Citigroup - Analyst

My question is, your comments regarding you believe this is a little bit of a short-term weakness and you expect to rebound, what gives you the confidence in that? Do you have firm orders on the book? Is it just that you hope to see the turning. What type of confidence do you have in that type of statement?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, Jim, it’s really based on the backlog that we have. Let me go back. We had a backlog even in the last quarter and our backlog was over $100 million higher than what we shipped for Q2, except that our customers did not take the product in the last two or three weeks. As we go into the third quarter, yes, we continue to see softness, but in last few weeks, we’re starting to see some new orders, especially on the component side of our business, and that’s usually a sign that the rest of the business will pick up. But the backlog is already there that we think there should be some pickup.

Jim Suva  — Citigroup - Analyst

As a quick follow-up, can you talk a little bit about — have some of the mega mergers, such as Alcatel/Lucent, Nokia/Siemens been some of the culprits for the volatility around the orders and backlog?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, definitely those two major mergers did not help in the short-term. But in the long-term, we think they are positive for our company.

Jim Suva  — Citigroup - Analyst

Thank you.

Jure Sola  — Sanmina-SCI Corp. - CEO

Thanks, Jim.

Operator

Your next question comes from the line of [Tom Dinges].

Jure Sola  — Sanmina-SCI Corp. - CEO

Good morning, Tom.

Unidentified Participant Analyst

Yes. This is [Akash Kuptel] on behalf of Tom Dinges. Just — so — what was your backlog at the end of the quarter? Did it increase or decrease?

Jure Sola  — Sanmina-SCI Corp. - CEO

We don’t have that number really at this time, but as I said earlier, really for us it was mainly affected by what customers were putting into the quarter than anything else.

Unidentified Participant Analyst

And did you saw weakness primarily with any specific customer, or did you find it broad-based within the communication in high end computing markets?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, for us, as we mentioned this morning and also in our press release, it really was a broad-based on a high end computing and communication market, that’s correct.

Unidentified Participant Analyst

Okay. So it wasn’t concentrated — it wasn’t—?

Jure Sola  — Sanmina-SCI Corp. - CEO

No, it wasn’t one customer specific in this case.

Unidentified Participant Analyst

Okay. And the Lehman was over for you, right? You’ve already gone to Lehmans with some of your customers?

Jure Sola  — Sanmina-SCI Corp. - CEO

Could you repeat that?

Unidentified Participant Analyst

The Lehman, [Inaudible] already implemented that to one of your customers?

Jure Sola  — Sanmina-SCI Corp. - CEO

Yes, that’s never been an issue.

Unidentified Participant Analyst

Okay, thank you.

Jure Sola  — Sanmina-SCI Corp. - CEO

Thank you.

Operator

Your next question comes from the line of [Stephen Falk].

Jure Sola  — Sanmina-SCI Corp. - CEO

Good morning, Steve.

Stephen Falk Analyst

Good morning. Just on your comments about the future quarters, typically June you see an improvement in order — or sales from the customers that are showing weakness in March. Are you saying that you’re not going to see that this quarter and it’s going to take to the second half of the calendar year to get back to decent demand levels from those customers?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, no. Stephen, what I said, we do expect some — at this time, we do expect some slight improvement over Q2, but overall we think the second half based on the forecast calendar year here should be at better than a first half based on our forecast what we are hearing from our customer.

Stephen Falk Analyst

Great. I got it now. Then, secondly, just on the SG&A line, do you guys plan on taking — you mentioned some plant closings, but is there anything else you plan on adjusting on SG&A relative to the revenue levels you’re at now?

Jure Sola  — Sanmina-SCI Corp. - CEO

We have a program in place to continue to take the SG&A out, as we said in our previous call. A minimum of $60 million per year by end of our fiscal year 2007, but internally we think we can do better than that. And that program is in full force right now.

Stephen Falk Analyst

Okay. Thank you very much.

Jure Sola  — Sanmina-SCI Corp. - CEO

Thanks, Steve.

Operator

Your next question comes from the line of Yuri Krapavin.

Jure Sola  — Sanmina-SCI Corp. - CEO

Good morning, Yuri.

Yuri Krapavin  — Lehman Brothers - Analyst

Good morning, Jure, how are you?

Jure Sola  — Sanmina-SCI Corp. - CEO

Good.

Yuri Krapavin  — Lehman Brothers - Analyst

In the press release you are saying that you experienced even great weakness in demand over the last two to three weeks but at the same time, you know that over the last several weeks you experienced somewhat stronger demand for your components. Can you reconcile these statements?

Jure Sola  — Sanmina-SCI Corp. - CEO

Yes, okay. First of all, that’s an excellent question. First of all, Yuri, the customers in the two, three weeks of the quarter did not take as well we expected them to take based on the forecast that we had. There was a fair amount of pushouts and it was really crossed more of the multiple customers in those two market segments, communication and high end computing. At the same time, as I said earlier, demand for our printer circuit boards was kind of weak, especially for high end and the back end all the way through the quarter. And what we’re starting to see now is in last few weeks is that we’re starting to see some pickup in our high end printer circuit board, I’m talking mainly new orders.

Yuri Krapavin  — Lehman Brothers - Analyst

Right, okay.

Jure Sola  — Sanmina-SCI Corp. - CEO

In orders that are scheduled for the third quarter, end of our fiscal year.

Yuri Krapavin  — Lehman Brothers - Analyst

Okay. With respect to the inventory situation, as you know, do you expect dollar inventories to be down at least $90 million, but I guess that decline would be in-line with the quarter over quarter sales decline. So I guess we’re not going to see a real improvement in inventory turns. When do you expect your turns to improve? They’re still low relative to your historical norms?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, first of all, we had this quarter, we were driving for revenue that is at least $100 million plus higher than what we finished, so at the same time, we’re working on our inventory reduction. I thought we did a very good job there. We expect to bring — continue to bring our inventory in this quarter also.

David White  — Sanmina-SCI Corp. - EVP-Fin., CFO

Yuri, I would just add to that that we do expect that even though the revenue is down, our inventory turns will improve.

Jure Sola  — Sanmina-SCI Corp. - CEO

Right.

David White  — Sanmina-SCI Corp. - EVP-Fin., CFO

Quarter over quarter.

Yuri Krapavin  — Lehman Brothers - Analyst

Okay, great. And my last question, is the June quarter traditionally the quarter when a significant percentage of your sales occur in the month of June? So at the end of the quarter?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, typically if you look at — historically and if you’ve got the data in a good market and a bad market, typically January, February, and March, which we call our second or first fiscal quarter of the calendar year has usually been softest. Then you start to see some pickup in April, May, and June. And typically, if you look at historically, demand for May, it really was higher than April and of course June was higher than May. But overall, based on our history, we should see some kind of improvements in the June quarter.

Yuri Krapavin  — Lehman Brothers - Analyst

Okay.

Jure Sola  — Sanmina-SCI Corp. - CEO

Also, as I mentioned earlier, what we are seeing from a customer base, we think that’s going to slightly improve. At this time, we’ll really want to talk more about it in a couple weeks from now. The purpose of this call today is just to bring you up to date that we did miss the revenue and it’s going to impact our bottom line.

Yuri Krapavin  — Lehman Brothers - Analyst

Okay, thank you.

Operator

Your next question comes from the line of [William Stein].

William Stein Analyst

Thanks.

Jure Sola  — Sanmina-SCI Corp. - CEO

Good morning, William.

William Stein Analyst

Hi, how are you guys doing? First, I just wanted to make sure I understand, the inventory I think you mentioned either in the press release or on the call, that there’s an inventory workdown at customers. I just want to understand, is that at the OEM customers or in the distribution channel that that’s working down and therefore softening demand?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, most of the stuff that we sell, and I say most of the stuff, 99% of the stuff that we sell, it really goes directly to a customer. First of all, I think it’s a combination of two things. There’s tough demand at the same time I think there’s a little bit more inventory when we say challenge really in the customer side.

William Stein Analyst

Okay. So, now that said, I just want to touch on the comment you guys made before about having the backlog, having $100 million better backlog than what you actually shipped in the quarter and you said it was not related to one or two specific customers, but it was more of a broad-based affect across these two end markets. I’m thinking back to the issues that we had in the past with the MRP that caused the inventory build over the last few quarters. David, you had mentioned to me that there was the switch from, in terms of when you were trying to trigger delivery based on customer-required data as opposed to Sanmina’s commit date. When I’m combining these two, I’m thinking that there may be a bigger MRP issue here and we’ve seen this with some of your competitors recently as well. Is that something that you guys are concerned about going forward, or do you feel that there’s no issues there?

Jure Sola  — Sanmina-SCI Corp. - CEO

First of all, we don’t have really any MR issue here. What you talking about there is the way we use to bring the material in comparing to the way we bring it today. I think to service our customers today, the key is how much flexibility can we give to your customers. They’re going through a tough market and the idea was that we’ll bring an inventory based on their request. Now a lot of their stuff, we change this approximate, what David, about a year ago?

David White  — Sanmina-SCI Corp. - EVP-Fin., CFO

Yes, a little over a year ago actually.

Jure Sola  — Sanmina-SCI Corp. - CEO

And the key to that is really how well do you manage that. I think that, yes, impacted our inventory in the last 12 months. I think we learn a lot from it. I think that also working with our customers, I think we’ve got a better programs in place to minimize these type of issues in the future and neither the customer or us like to have too much inventory on their hand. Because it just cost us extra money. We turn around and charge our customers for this and there’s really no value to them. I think together today with most of our customers we’re working in some common partnership to really reduce the inventory. It’s not just us. I think the whole industry is working there and I do expect the whole industry to lower their inventory — continue to lower their inventory in the next 90 days.

William Stein Analyst

Okay, thank you.

Jure Sola  — Sanmina-SCI Corp. - CEO

And I know we will.

Operator

Your next question comes from the line of Andrew Huang.

Andrew Huang  — American Technology Research - Analyst

Just a quick question, I apologize if this was asked. Of the $90 million decrease in inventories, do you have any visibility as to whether or not — how much of it is finished goods versus raw materials?

Jure Sola  — Sanmina-SCI Corp. - CEO

Andrew, I don’t have that data, but it’s a combination of every time we ship, working reduction of this inventory. We do carry finished goods for our customers, so as we are driving this inventory down, it counts both from a finished goods and a raw materials.

Andrew Huang  — American Technology Research - Analyst

Okay, great. And then just one follow-up. Did you say that the components business would be down 15% sequentially?

Jure Sola  — Sanmina-SCI Corp. - CEO

That’s correct.

Andrew Huang  — American Technology Research - Analyst

And can you give us a sense as to what your expectations were at the beginning of the quarter when you gave the guidance?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, when we give the guidance, expectation, I think of our component business is going to be flat.

Andrew Huang  — American Technology Research - Analyst

Okay.

Jure Sola  — Sanmina-SCI Corp. - CEO

That’s what we thought and we start seeing that almost in the middle of the quarter, demand for our high end printer circuit boards and the backplanes really went down.

Andrew Huang  — American Technology Research - Analyst

Okay, so — I’m sorry, go ahead.

Jure Sola  — Sanmina-SCI Corp. - CEO

That’s what I said, just went down.

Andrew Huang  — American Technology Research - Analyst

And is the implication then that the gross margin could actually take a pretty significant hit because of that weakness in the components’ business?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, our components gross margins, as you know, not at where they need to be. They’ve been holding around 5% in last 12 months and we’re working through it to make some improvements as we shut some of these extra capacity, as I just mentioned in Europe, I think that will help out. But definitely with the component demand down, it will affect the gross margin.

Andrew Huang  — American Technology Research - Analyst

Okay. Thank you.

Jure Sola  — Sanmina-SCI Corp. - CEO

Thanks.

Operator

Your next question comes from the line of Kevin Kessel.

Jure Sola  — Sanmina-SCI Corp. - CEO

Good morning, Kevin.

Kevin Kessel  — Bear Stearns - Analyst

Good morning. Jure, were there any specific reasons or even general reasons cited by any of the customers for the lack of polls in the last few weeks of the quarter?

Jure Sola  — Sanmina-SCI Corp. - CEO

Kevin, there was nothing proficient there. Different customers have different reason. Mainly what we have is just a soft demand from their customers and they had a more inventory in the channel. They brought in and we couldn’t ship it in the quarter.

Kevin Kessel  — Bear Stearns - Analyst

Okay. And then, is there any update at all that you guys can provide on any of the divestiture activity you’ve spoken of in the past?

Jure Sola  — Sanmina-SCI Corp. - CEO

Yes. Those are in process right now. We have a few people interested in those opportunities and we’re in the midst of really talking to them right now. So we are optimistic that we’ll have a solution for those businesses sooner or later.

Kevin Kessel  — Bear Stearns - Analyst

Thank you.

Jure Sola  — Sanmina-SCI Corp. - CEO

Okay. Operator, we have time for one more question.

Operator

Okay. Your next question comes from the line of Matt Sheerin.

Jure Sola  — Sanmina-SCI Corp. - CEO

Hello, Matt. Good morning.

Matt Sheerin  — Thomas Weisel Partners - Analyst

Hi, good morning, Jure. Just a couple of quick ones. The commentary on the cuts in capacity in Europe with the components, is that new?

Jure Sola  — Sanmina-SCI Corp. - CEO

Well, yes, it’s new. We started shooting multiple operations in the second quarter and we are finishing another project here in the third quarter.

Matt Sheerin  — Thomas Weisel Partners - Analyst

Okay. Are there any related charges that we should expect from that?

Jure Sola  — Sanmina-SCI Corp. - CEO

No, these are the charge — there’s more additional charges. These are already what we talked about.

Matt Sheerin  — Thomas Weisel Partners - Analyst

Got you. Is that both PCBs and enclosures?

Jure Sola  — Sanmina-SCI Corp. - CEO

It’s mainly from circuit boards and enclosures.

Matt Sheerin  — Thomas Weisel Partners - Analyst

Okay. I know you haven’t talked about this on the call and maybe we can get an update when you report your full earnings, but could you give us any update on the potential sale of the PC operations?

Jure Sola  — Sanmina-SCI Corp. - CEO

I can’t really talk about that right now. As I mentioned a few seconds ago, some of these what we call projects that we’re working right now on, we’re involved with multiple potential partners here and it would not be a good time to make any comments at this time.

Matt Sheerin  — Thomas Weisel Partners - Analyst

Okay. Thanks very much.

Jure Sola  — Sanmina-SCI Corp. - CEO

All right, thanks. Well, ladies and gentlemen, I’m sorry we have to get you off early if you listen to us. Unfortunately, it’s one of those quarters, but we’re still optimistic about the future. We’ll continue to do our best. So thanks for your support. Bye-bye.

Operator

This concludes today’s conference call. You may now disconnect.